UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 21, 2012

(Date of Report (Date of earliest event reported))

Delta Tucker Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-173746	27-2525959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Fairview Park Drive, Suite 700 Falls Church, VA	22042
(Address of principal executive offices)	(Zip Code)

(571) 722-0210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 21, 2012, DynCorp International Inc. (“DynCorp International”), a wholly owned subsidiary of Delta Tucker Holdings, Inc. (“Holdings” and together with DynCorp, the “Companies”) issued a press release announcing the results of the Companies’ financial performance for the quarter and year ended December 30, 2011. The Companies will hold a conference call at 9:00 a.m. ET on March 21, 2012 to discuss this information further. Chief Executive Officer Steve Gaffney and Chief Financial Officer Bill Kansky will review the financial results and business developments for the year ended December 30, 2011. Interested parties are invited to listen to the call. The press release is furnished herewith as Exhibit 99.1 to the Form 8-K.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K and Exhibit 99.1 contain forward-looking statements within the meaning of the federal securities laws. These forward looking statements are based on current expectations and are not guarantees of future performance. Further, the forward-looking statements are subject to the limitations listed in Exhibit 99.1 and in the other SEC reports of Holdings, including that actual events or results may differ materially from those in the forward-looking statements.

Additionally, Exhibit 99.1 contains various non-GAAP financial measures as defined by Regulation G. Reconciliations of each non-GAAP financial measure to its comparable GAAP financial measure can be found in the press release.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished herewith:

99.1	Press Release issued by the Companies on March 21, 2012, furnished pursuant to Item 2.02 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Delta Tucker Holdings, Inc.

Date: March 21, 2012	/s/ William T. Kansky
William T. Kansky
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit-99.1	Press Release issued by the Companies on March 21, 2012, furnished pursuant to Item 2.02 of this Form 8-K.